UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 30, 2018
Date of report (date of earliest event reported)

MusclePharm Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-53166	77-0664193
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

4400 Vanowen St., Burbank, CA 91505
 (Address of principal executive offices) (Zip Code)

(800) 292-3909
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§ 240 12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

   _Item 3.02 Unregistered Sales of Equity Securities.

On November 30, 2018, MusclePharm Corporation (the “Company”) entered into an Agreement for Equity in Exchange for Services (the “Agreement”) with American Media, LLC (the “Investor”). Pursuant to the Agreement, the Company agreed to issue to the Investor 928,572 restricted shares of its common stock, par value $0.001 per share (the “Shares”), at $3.23 per share in exchange for $3,000,000 worth of professional media support and advertising services. The Shares, which will be issued to the Investor on January 1, 2019, will vest on a quarterly basis in an amount equal to the greater of (i) the actual value of advertising placed by the Company in a quarter during the two-year period commencing on January 1, 2019 and ending on December 31, 2020, subject to a total cap of $3,000,000, and (ii) $375,000. No underwriters or private placement agents were involved in this transaction.

The Company is issuing the Shares to the Investor in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for private offerings not involving a public distribution.

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

Date: December 6, 2018	By:	/s/ Ryan Drexler
Name: Ryan Drexler
Title: Chief Executive Officer and President